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                                                                    EXHIBIT 3.22

                            ARTICLES OF INCORPORATION
                                       OF
                           BEST DISPOSAL SERVICE, INC.

                                   ARTICLE ONE

     The name of the corporation is BEST DISPOSAL SERVICE, INC.

                                   ARTICLE TWO

     The period of its duration is perpetual.

                                  ARTICLE THREE

     The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

     The aggregate number of shares which the corporation shall have the authority to issue is 1000 of no par value.

                                  ARTICLE FIVE

     The corporation will not commence business until it has received for the issuance of shares consideration of the value of One Thousand Dollars ($1,000.00).

                                   ARTICLE SIX

     The street address of its initial registered office is 309 South Central Boulevard, Red Oak, Texas 75154, and the name of its initial registered agent at such address is Richard Lansing Trees.

                                  ARTICLE SEVEN

     The number of directors constituting the initial board of directors is two
(2), the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

               Joshua Shane Trees
               P O Box 1387
               Red Oak, Texas 75154

               Richard Lansing Trees
               216 Ben Lacy
               Mabank, Texas 751474

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                                  ARTICLE EIGHT

     The name and address of the incorporator is:

               Richard Lansing Trees
               216 Ben Lacy Drive
               Mabank, Texas 75147

Signed on:  March 6, 1998.


                                                /s/ Richard Lansing Trees
                                            -----------------------------------
                                            Richard Lansing Trees

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